UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2018

Multi-Color Corporation
(Exact name of Registrant as specified in its Charter)

Ohio	0-16148	31-1125853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

4053 Clough Woods Dr., Batavia, Ohio		45103
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code (513) 381-1480

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark is the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 16, 2018, Multi-Color Corporation (the "Company") appointed Roland Lienau to the Board of Directors (the "Board"). Pursuant to and in accordance with certain conditions set forth in that certain Investors' Rights Agreement dated October 31, 2017 by and between the Company and Constantia Flexibles Holding GmbH (the "Investor"), the Investor has the right to nominate for election to the Board two directors. On October 31, 2017, Mr. Baumgartner was appointed to the Board as disclosed in the Company's Current Report on Form 8-K filed on November 3, 2017. In accordance with the Investors' Rights Agreement, the Investor has nominated, and the Board has appointed,  Mr. Lienau as the second Board member to serve in said capacity until the Company's next annual meeting of shareholders or until his successor is elected or qualified.
Mr. Lienau, age 56, has served as Managing Director and Chief Executive Officer of Wendel Group – London since 2008. The Board has not appointed Mr. Lienau to any committees at this time. Mr. Lienau will receive compensation for his service as a director of the Company in accordance with the Company's customary director compensation policies. There is no other arrangement or understanding between Mr. Lienau and any other person pursuant to which Mr. Lienau was appointed as a director of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Mr. Lienau that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: March 22, 2018	/s/ Sharon E. Birkett
Sharon E. Birkett
Vice President, Chief Financial Officer and Secretary